UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019

ARDELYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

34175 Ardenwood Blvd.

Fremont, CA 94555

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On November 25, 2019, Mark Kaufmann informed Ardelyx, Inc. (the “Company”) of his resignation, effective in March 2020, as the Company’s Chief Financial Officer, in order to pursue other career opportunities.

In connection with Mr. Kaufmann’s resignation, on November 25, 2019 (the “Effective Date”), the Company and Mr. Kaufmann entered into a Transition and Separation Agreement (the “Agreement”), pursuant to which Mr. Kaufmann is expected to continue to serve as the Company’s Chief Financial Officer until the later of March 13, 2020 or the date that is five business days after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019 (such later date, the “Planned Separation Date”). Under the Agreement, for so long as Mr. Kaufmann serves as the Company’s Chief Financial Officer, Mr. Kaufmann will continue to receive his base salary as in effect immediately prior to the Effective Date (the “Base Salary”), and be eligible to receive up to his annual target bonus of 40% of his Base Salary (the “Target Bonus”) for the year ending December 31, 2019, and Mr. Kaufmann’s outstanding equity awards will continue to vest. In addition, the Agreement provides that if Mr. Kaufmann continues to serve as Chief Financial Officer until the Planned Separation Date and timely provides the Company a general release of claims, Mr. Kaufmann would receive, after the Planned Separation Date, among other things: (i) a severance payment equal to $300,000, which represents nine months of Mr. Kaufmann’s Base Salary, (ii) continued health care coverage for himself and his covered dependents under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, until the earlier of the one year anniversary of the Planned Separation Date or the date he becomes eligible for healthcare coverage from another employer, and (iii) continued eligibility to vest in 100,000 restricted stock units in the event the Company’s new drug application for tenapanor for the treatment of hyperphosphatemia is accepted for filing by the U.S. Food and Drug Administration on or before December 31, 2020. The Agreement further provides that the benefits and compensation provided under Mr. Kaufmann’s existing Change in Control and Severance Agreement with respect to any Change in Control of the Company continue to apply. The Agreement also includes a general release of claims in favor of the Company.

The foregoing is only a summary of the material terms of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Agreement, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2019	ARDELYX, INC.

	By:	/s/ Elizabeth Grammer
Elizabeth Grammer
Executive Vice President, General Counsel and Secretary